PROSPECTUS SUPPLEMENT                                         File No. 333-52822
---------------------                                             Rule 424(b)(3)
(To the Prospectus Supplement and Prospectus
dated January 24, 2001)
Prospectus number:     2184


                            Merrill Lynch & Co., Inc.
                           Medium-Term Notes, Series B
                   Due Nine Months or More from Date of Issue


                               Floating Rate Notes


Principal Amount:    $25,000,000        Original Issue Date:       Dec. 11, 2001

CUSIP Number:         59018YLB5         Stated Maturity Date:      Jan. 7, 2003

Interest Calculation:                 Day Count Convention:
---------------------                 ---------------------
[X]  Regular Floating Rate Note       [X]   Actual/360

[ ]  Inverse Floating Rate Note       [ ]   30/360

      (Fixed Interest Rate):          [ ]   Actual/Actual


Interest Rate Basis:
--------------------
[ ]  LIBOR                            [ ]   Commercial Paper Rate

[ ]  CMT Rate                         [ ]   Eleventh District Cost of Funds Rate

[ ]  Prime Rate                       [ ]   CD Rate

[X]  Federal Funds Rate               [ ]   Other (see attached)

[ ]  Treasury Rate
Designated CMT Page:                  Designated LIBOR Page:
  CMT Telerate Page:                    LIBOR Telerate Page:
   CMT Reuters Page:                     LIBOR Reuters Page:


Index Maturity:           N/A           Minimum Interest Rate:    Not Applicable

Spread:                   0.110%        Maximum Interest Rate:    Not Applicable

Interest Payment Dates:   Short first coupon, Dec. 11, 2001 to Jan. 7, 2002 and
                          then quarterly, on the 7th of April, July, October and maturity; subject to the following business day convention

Repayment at the
Option of the Holder:     The Notes cannot be repaid prior to the Stated
                          Maturity Date.

Redemption at the
Option of the Company:    The Notes cannot be redeemed prior to the Stated
                          Maturity Date.

Form: The Notes are being issued in fully registered book-entry form.

Trustee:                  The Chase Manhattan Bank

Dated:                    December 6, 2001